UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 432-8888

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On December 22, 2015, Intersil Corporation (the “Company”) and SPUS6 Murphy Crossing, LP, the successor-in-interest to MRTP, LLC, entered into an amendment to the Office Lease dated as of March 1, 2010 (the “First Amendment”) for the Company’s headquarters location in Milpitas, California.  The First Amendment provides that: (i) the Company will surrender approximately 19,530 square feet that it no longer utilizes in exchange for a one-time payment and a termination of any future rental obligations associated with that space; and (ii) that the term of the lease for the remaining 126,219 square feet will be extended for an additional 39 months, ending on May 31, 2023.

The foregoing description of the First Amendment is a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the First Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference into this Item 1.01.

Item 9.01Financial Statements and Exhibits.

(d) 10.1	Exhibits First Amendment to Lease dated as of December 22, 2015 by and between Intersil Corporation and SPUS6 Murphy Crossing, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION
Date:	December 23, 2015	By:	/s/ Andrew S. Hughes
		Name:	Andrew S. Hughes
		Title:	Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX
Exhibit Number	Description of Exhibit
10.1	First Amendment to Lease dated as of December 22, 2015 by and between Intersil Corporation and SPUS6 Murphy Crossing, LP.